                               PARTICIPATION AGREEMENT

     PARTICIPATION AGREEMENT (the "Agreement") made by and between SCUDDER VARIABLE LIFE INVESTMENT FUND (the "Fund"), a Massachusetts business trust created under a Declaration of Trust dated March 15, 1985, as amended, with a principal place of business in Boston, Massachusetts and [PARTICIPATING INSURANCE COMPANY], a [STATE OF INCORPORATION] corporation (the "Company"), with a principal place of business in [PRINCIPAL PLACE OF BUSINESS, CITY, STATE] on behalf of [SEPARATE ACCOUNT NAME], a separate account of the Company, and any other separate account of the Company as designated by the Company from time to time, upon written notice to the Fund in accordance with Section 9 herein (each, an "Account").

     WHEREAS, the Fund acts as the investment vehicle for the separate accounts established for variable life insurance policies and variable annuity contracts (collectively referred to herein as "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements substantially identical to this Agreement ("Participating Insurance Companies") and their affiliated insurance companies; and

     WHEREAS, the beneficial interest in the Fund is divided into several series of shares of beneficial interest without par value ("Shares"), and additional series of Shares may be established, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities; and

     WHEREAS, each Portfolio of the Fund, except the Money Market Portfolio, is divided into two classes of Shares, and additional classes of Shares may be established; and

     WHEREAS, the Parties desire to evidence their agreement as to certain other matters,

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

     1.   DUTY OF FUND TO SELL.

     The Fund shall make its Shares available for purchase at the applicable net asset value per Share by Participating Insurance Companies and their affiliates and separate accounts on those days

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on which the Fund calculates its net asset value pursuant to rules of the
Securities and Exchange Commission; provided, however, that the Trustees of the Fund may refuse to sell Shares of any Portfolio to any person, or suspend or terminate the offering of Shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, necessary in the best interest of the shareholders of any Portfolio.

     2.   FUND MATERIALS.

     The Fund, at its expense, shall provide the Company or its designee with camera-ready copy or computer diskette versions of all prospectuses, statements of additional information, annual and semi-annual reports and proxy materials (collectively, "Fund Materials") to be printed and distributed by the Company or its broker/dealer to the Company's existing or prospective contract owners, as appropriate. The Company agrees to bear the cost of printing and distributing such Fund Materials.

     3.   REQUIREMENT TO EXECUTE PARTICIPATION AGREEMENT; REQUESTS.

     Each Participating Insurance Company shall, prior to purchasing Shares in the Fund, execute and deliver a participation agreement in a form substantially identical to this Agreement.

     The Fund shall make available, upon written request from the Participating Insurance Company given in accordance with Paragraph 9, to each Participating Insurance Company which has executed an Agreement and which Agreement has not been terminated pursuant to Paragraph 7 (i) a list of all other Participating Insurance Companies, and (ii) a copy of the Agreement as executed by any other Participating Insurance Company.

     The Fund shall also make available upon request to each Participating Insurance Company which has executed an Agreement and which Agreement has not been terminated pursuant to Paragraph 7, the net asset value of any Portfolio of the Fund as of any date upon which the Fund calculates the net asset value of its Portfolios for the purpose of purchase and redemption of Shares.

     4.   INDEMNIFICATION.

     (a) The Company agrees to indemnify and hold harmless the Fund and each of its Trustees and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act of 1933 (the "Act") against any and all losses, claims, damages, liabilities or litigation

(including legal and other expenses), arising out of the acquisition of any Shares by any person, to which the Fund or such Trustees, officers or controlling person may become subject under the Act, under any other statute, at common law or otherwise, which (i) may be based upon any wrongful act by the Company, any of its employees or representatives, any affiliate of or any person acting on behalf of the Company or a principal underwriter of its insurance products, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering Shares or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by the Company, or (iii) may be based on any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering insurance products sold by the Company or any insurance company which is an affiliate thereof, or any amendments or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Company or such affiliate by or on behalf of the Fund; provided, however, that in no case (i) is the Company's indemnity in favor of a Trustee or officer or any other person deemed to protect such Trustee or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement or (ii) is the Company to be liable under its indemnity agreement contained in this Paragraph 4 with respect to any claim made against the Fund or any person indemnified unless the Fund or such person, as the case may be, shall have notified the Company in writing pursuant to Paragraph 9 within a reasonable time after the summons or other first legal process giving information of the nature of the claims shall have been served upon the Fund or upon such person (or after the Fund or such person shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it has to the Fund or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this Paragraph 4. The Company shall be entitled to participate, at its own expense, in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if it elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Fund, to its officers and Trustees, or to any controlling person or persons, defendant or defendants in the suit. In the event that the Company elects to assume the defense of any such suit and retain such counsel, the Fund, such officers and Trustees or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Company does not elect to assume the defense of any such suit, the Company will reimburse the Fund, such officers and Trustees or controlling person or persons, defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by them. The Company agrees promptly to notify the Fund pursuant to Paragraph 9 of the commencement of any litigation or proceedings against it in connection with the issue and sale of any Shares.

     (b) The Fund agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which it or such directors, officers or controlling person may become subject under the Act, under any other statute, at common law or otherwise, arising out of the acquisition of any Shares by any person which
(i) may be based upon any wrongful act by the Fund, any of its employees or representatives or a principal underwriter of the Fund, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering Shares or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading unless such statement or omission was made in reliance upon information furnished to the Fund by the Company or (iii) may be based on any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering insurance products sold by the Company, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; provided, however, that in no case (i) is the Fund's indemnity in favor of a director or officer or any other person deemed to protect such director or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement or (ii) is the Fund to be liable under its indemnity agreement contained in this Paragraph 4 with respect to any claims made against the Company or any such director, officer or controlling person unless it or such director, officer or controlling person, as the case may be, shall have notified the Fund in writing pursuant to Paragraph 9 within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon it or upon such director, officer or controlling person (or after the Company or such director, officer or controlling person shall have received notice of such service on any designated agent), but failure to notify the Fund of any claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this Paragraph. The Fund will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Company, its directors, officers or controlling person or persons, defendant or defendants, in the suit. In the event the Fund elects to assume the defense of any such suit and retain such counsel, the Company, its directors, officers or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Fund does not elect to assume the defense of any such suit, it will reimburse the Company or such directors, officers or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Fund agrees promptly to notify the Company pursuant to Paragraph 9 of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any Shares.

     The provisions of this Section 4 shall survive the termination of the Agreement.

     5.   PROCEDURE FOR RESOLVING IRRECONCILABLE CONFLICTS.

     (a) The Trustees of the Fund will monitor the operations of the Fund for the existence of any material irreconcilable conflict among the interests of all the contract holders and policy owners of Variable Insurance Products (the "Participants") of all separate accounts investing in the Fund. An irreconcilable material conflict may arise, among other things, from: (a) an action by any state insurance regulatory authority; (b) a change in applicable insurance laws or regulations; (c) a tax ruling or provision of the Internal Revenue Code or the regulations thereunder; (d) any other development relating to the tax treatment of insurers, contract holders or policy owners or beneficiaries of Variable Insurance Products; (e) the manner in which the investments of any Portfolio are being managed; (f) a difference in voting instructions given by variable annuity contract holders, on the one hand, and variable life insurance policy owners, on the other hand, or by the contract holders or policy owners of different participating insurance companies; or (g) a decision by an insurer to override the voting instructions of Participants.

     (b) The Company will be responsible for reporting any potential or existing conflicts to the Trustees of the Fund. The Company will be responsible for assisting the Trustees in carrying out their responsibilities under this Paragraph 5(b) and Paragraph 5(a), by providing the Trustees with all information reasonably necessary for the Trustees to consider the issues raised. The Fund will also request its investment adviser to report to the Trustees any such conflict which comes to the attention of the adviser.

     (c) If it is determined by a majority of the Trustees of the Fund, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists involving the Company, the Company shall, at its expense, and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees), take whatever steps are necessary to eliminate the irreconcilable material conflict, including withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio or class thereof and reinvesting such assets in a different investment medium, including another Portfolio of the Fund or class thereof, offering to the affected Participants the option of making such a change or establishing a new funding medium including a registered investment company.

     For purposes of this Paragraph 5(c), the Trustees, or the disinterested Trustees, shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict. In the event of a determination of the existence of an irreconcilable material conflict, the Trustees shall cause the Fund to take such action, such as the establishment of one or more additional Portfolios or classes, as they in their sole discretion determine to be in the interest of all shareholders and Participants in view of all applicable factors, such as cost, feasibility, tax, regulatory and other considerations. In no event will the Fund be required by this Paragraph 5(c) to establish a new funding medium for any variable contract or policy.

     The Company shall not be required by this Paragraph 5(c) to establish a new funding medium for any variable contract or policy if an offer to do so has been declined by a vote of a majority of the Participants materially adversely affected by the material irreconcilable conflict. The Company will recommend to its Participants that they decline an offer to establish a new funding medium only if the Company believes it is in the best interest of the Participants.

     (d) The Trustees' determination of the existence of an irreconcilable material conflict and its implications promptly shall be communicated to all Participating Insurance Companies by written notice thereof delivered or mailed, first class postage prepaid.

     6.   VOTING PRIVILEGES.

     The Company shall be responsible for assuring that its separate account or accounts participating in the Fund shall use a calculation method of voting procedures substantially the same as the following: those Participants permitted to give instructions and the number of Shares for which instructions may be given will be determined as of the record date for the Fund shareholders' meeting, which shall not be more than 60 days before the date of the meeting. Whether or not voting instructions are actually given by a particular Participant, all Fund shares held in any separate account or sub-account thereof and attributable to policies will be voted for, against, or withheld from voting on any proposition in the same proportion as (i) the aggregate record date cash value held in such sub-account for policies giving instructions, respectively, to vote for, against, or withhold votes on such proposition, bears to (ii) the aggregate record date cash value held in the sub-account for all policies for which voting instructions are received. Participants continued in effect under lapse options will not be permitted to give voting instructions. Shares held in any other insurance company general or separate account or sub-account thereof will be voted in the proportion specified in the second preceding sentence for shares attributable to policies.

     7.   DURATION AND TERMINATION.

     This Agreement shall continue in effect for five (5) years from the date of its execution. This Agreement may be terminated at any time, at the option of either of the Company or the Fund, when neither the Company, any insurance company nor the separate account or accounts of such insurance company which is an affiliate thereof which is not a Participating Insurance Company own any Shares of the Fund or may be terminated by either party to the Agreement upon a determination by a majority of the Trustees of the Fund, or a majority of its disinterested Trustees, following certification thereof by a Participating Insurance Company given in accordance with Paragraph 9 that an irreconcilable conflict exists among the interests of (i) all contract holders and policy holders of Variable Insurance Products of all separate accounts or (ii) the interests of the Participating Insurance Companies investing in the Fund. If this Agreement is so terminated, the Fund may, at any time thereafter, automatically redeem the Shares of any Portfolio held by a Participating Shareholder.

     8.   COMPLIANCE.

     The Fund will comply with the provisions of Section 4240(a) of the New York Insurance Law.

     Each Portfolio of the Fund will use its best efforts to comply with the provisions of Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code"), relating to diversification requirements for variable annuity, endowment and life insurance contracts. Specifically, each Portfolio will comply with either (i) the requirement of Section 817(h)(1) of the Code that its assets be adequately diversified, or (ii) the "Safe Harbor for Diversification" specified in Section 817(h)(2) of the Code, or (iii) in the case of variable life insurance contracts only, the diversification requirement of Section 817(h)(1) of the Code by having all or part of its assets invested in U.S.

Treasury securities which qualify for the "Special Rule for Investments in United States Obligations" specified in Section 817(h)(3) of the Code. The Fund will notify the Company immediately upon having a reasonable basis for believing that a Portfolio has ceased to comply with the requirements of
Section 817(h) of the Code or that the Portfolio might not so comply in the future.

     The provisions of Paragraphs 5 and 6 of this Agreement shall be interpreted in a manner consistent with any Rule or order of the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, applicable to the parties hereto.

     No Shares of any Portfolio of the Fund may be sold to the general public.

     9.   NOTICES.

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

     If to the Fund:

          Scudder Variable Life Investment Fund
          Two International Place
          Boston, Massachusetts  02110
          (617) 295-2275
          Attn:  David B. Watts

     If to the Company:


     10.  MASSACHUSETTS LAW TO APPLY.

     This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

     11.  MISCELLANEOUS.

     The name "Scudder Variable Life Investment Fund" is the designation of the Trustees for the time being under a Declaration of Trust dated March 15, 1985, as amended, and all persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund. No Portfolio shall be liable for any obligations properly attributable to any other Portfolio.

     The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     12.  ENTIRE AGREEMENT.

     This Agreement incorporates the entire understanding and agreement among the parties hereto, and supersedes any and all prior understandings and agreements between the parties hereto with respect to the subject matter hereof.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the ____ day of __________, 1998.

SEAL                          SCUDDER VARIABLE LIFE
                                INVESTMENT FUND

                              By:________________________________
                                 David B. Watts
                                 President


SEAL                          [PARTICIPATING INSURANCE
                              COMPANY]

                              By:________________________________

                              Its:_______________________________

                           Scudder Investor Services, Inc.
                              Two International Place
                            Boston, Massachusetts  02110

                    PARTICIPATING CONTRACT AND POLICY AGREEMENT

Ladies and Gentlemen:

     We (sometimes hereinafter referred to as "Investor Services") are the Principal Underwriter of shares of Scudder Variable Life Investment Fund (the "Fund"), a no-load, open-end, diversified registered management investment company established in 1985 as a Massachusetts business trust. The Fund is a series fund consisting of the Balanced Portfolio, Bond Portfolio, Capital Growth Portfolio, Global Discovery Portfolio, International Portfolio, Money Market Portfolio, and Growth and Income Portfolio (individually or collectively hereinafter referred to as the "Portfolio" or the "Portfolios").
 In addition, each Portfolio, except the Money Market Portfolio, is divided into two classes of shares of beneficial interest ("Shares"). Additional Portfolios and classes may be created from time to time. The Fund is the funding vehicle for variable annuity contracts and variable life insurance policies ("Participating Contracts and Policies") to be offered to the separate accounts (the "Accounts") of certain life insurance companies ("Participating Insurance Companies"). Owners of Participating Contracts and Policies will designate a portion of their premium to be invested in insurance company separate accounts or sub-accounts which invest in, or represent an investment in, directly or indirectly, Shares the Portfolios of the Fund. You are a registered broker-dealer which intends to offer and sell Participating Contracts and Policies. In connection with such offer and sale you will be obligated to deliver the prospectuses of such Participating Contracts and Policies and, contemporaneously therewith, the prospectus of the Fund. Sales of Shares to Participating Insurance Companies or their affiliates or the separate accounts of either shall be effected solely by us as principal underwriter of the Fund, and not by you; provided, however, that you shall be our agent in connection with the receipt of purchase orders for Fund Shares and not in connection with their offer and sale. The relationship between us shall be further governed by the following terms and conditions:

     1. To the extent, if any, that your activities or the activities of the Participating Insurance Companies in connection with the sale of Participating Contracts and Policies may constitute the sale of Shares, you and we agree that (i) we are the sole "principal underwriter" of the Fund and the sole "underwriter" of the Shares as those terms are defined in the Investment Company Act of 1940 (the "1940 Act") and the Securities Act of 1933 (the "1933 Act"), respectively, and (ii) neither you nor the Participating Insurance Companies or the Accounts shall be deemed to be "principal underwriters" of the Fund or "underwriters" of the Fund within the meaning of the 1940 Act and the 1933 Act, respectively.

     2.   You hereby represent and warrant to us as follows:

          (a) You are a corporation duly organized and validly existing in good standing under the laws of the [STATE OF INCORPORATION] and have full power and authority to enter into this Agreement.

          (b) This Agreement has been duly authorized, executed and delivered by you and is a valid and binding obligation enforceable against you in accordance with its terms.

          (c) Your compliance with the provisions of this Agreement will not conflict with or result in a violation of the provisions of your charter or by-laws, or any statute or any judgment, decree, order, rule or regulation of any court or governmental agency or body having jurisdiction.

     3.   We hereby represent and warrant to you as follows:

          (a) A registration statement (File No. 2-96461) on Form N-1A with respect to the Shares (x) has been prepared by the Fund in conformity with the requirements of the 1940 Act and the 1933 Act and all applicable published instructions, rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission"), (y) has been filed with the Commission, and (z) is currently effective. The registration statement, including financial statements and exhibits, and the final prospectus, including the statement of additional information, as subsequently amended and supplemented, are herein respectively referred to as the "Registration Statement" and the "Prospectus".

          (b) The Registration Statement and the Prospectus and any amendment or supplement thereto will contain all statements required to be stated therein and will comply in all material respects with the requirements of the 1940 Act, the 1933 Act and the Rules and Regulations, and the Registration Statement and any post-effective amendment thereto will not contain or incorporate by reference any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Prospectus and any amendment or supplement thereto will not contain or incorporate by reference any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) We are a corporation duly organized and validly existing in good standing under the laws of The Commonwealth of Massachusetts and have full power and authority to enter into this Agreement.

          (d) This Agreement has been duly authorized, executed and delivered by us and is a valid and binding obligation enforceable against us in accordance with its terms.

          (e) Our compliance with all of the provisions of this Agreement will not conflict with or result in a violation of the provisions of our charter or by-laws, or any statute or any judgment, decree, order, rule or regulation of any court or governmental agency or body having jurisdiction over us.

     4.   You hereby covenant and agree with us as follows:

          (a) You shall be an independent contractor and neither you nor any of your directors, partners, officers or employees as such, is or shall be an employee of us or of the Fund. You are responsible for your own conduct and the employment, control and conduct of your agents and employees and for injury to such agents or employees or to others through your agents or employees.

          (b) You or one or more Participating Insurance Companies will be responsible for insuring compliance with all applicable laws and regulations of any regulatory body having jurisdiction over you or Participating Contracts and Policies.

          (c) No person is authorized to make any representations concerning Shares except those contained in the Prospectus relating thereto and in such printed information as issued by us for use as information supplemental to the prospectus. In offering Participating Contracts and Policies you shall, with respect to the Fund and the Shares, rely solely on the representations contained in the Prospectus and in the above-mentioned supplemental information.

          (d) You are not entitled to any compensation whatsoever from us or the Fund with respect to offers of Participating Contracts and Policies.

          (e) With respect to payments to be made to us pursuant to a Rule 12b-1 Plan for the Fund, you will not seek reimbursement for administrative and recordkeeping services under the Fund's Rule 12b-1 Plan that have been or will be paid for by any fees or charges imposed on owners of Participating Contracts and Policies by a Participating Insurance Company for such services. This limitation does not, however, apply to profits that you earn from fees and charges under Participating Contracts and Policies for your nondistribution-related costs and expenses, such as mortality and expense risk charges under Participating Contracts and Policies, which profits may be available for your use to pay distribution and other expense incurred by you. Further, this provision does not restrict you from receiving sales charges on purchases and redemptions, consistent with applicable law, made under or redemption proceeds from a Participating Contract or Policy at the same time that you are seeking reimbursement for expenses under the Fund's Rule 12b-1 Plan.

     5.   We hereby covenant and agree with you as follows:

          (a) If, at any time when a Prospectus relating to the Shares is required to be delivered under the 1940 Act, the 1933 Act or the Rules and Regulations, we become aware of the occurrence of any event as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which made, not misleading, or if we become aware that it has become necessary at any time to amend or supplement the Prospectus to comply with the 1940 Act, the 1933 Act or the Rules and Regulations, we will promptly notify you and promptly request the Fund to prepare and to file with the Commission an amendment to the Registration Statement or supplement to the Prospectus which will correct such statement or omission or an amendment or supplement which will effect such compliance, and deliver to you copies of any such amendment or supplement.

          (b) We will cooperate with you in taking such action as may be necessary to qualify the Shares for offering and sale under the securities or Blue Sky laws of any state or jurisdiction as you may request and will continue such qualification in effect so long as is required by applicable law in connection with the distribution of Shares.

          (c) We shall reimburse you, subject to the minimum amounts set forth in the attached schedule, for those distribution and shareholder servicing-related expenses that are permitted to be paid for by the Fund under the Fund's Rule 12b-1 Plan and for which (i) you submit documentation, as may be requested by us or by the Fund's Board of Trustees, and (ii) we receive payment for such expenses from the Fund under the Fund's Rule 12b-1 Plan. We shall remit to you as promptly as reasonably practicable all payments received by us from the Fund for remittance to you pursuant to the Fund's Rule 12b-1 Plan.

     6. We reserve the right in our discretion, with 30 days' written notice, to suspend sales or withdraw the offering of Shares entirely, as to any person or generally, except that sales of Shares may be suspended or the offering of Shares withdrawn without notice (i) if the continued offering or sale of Shares would violate any applicable statute or regulation, order or decree of any court, governmental agency or self-regulatory organization having jurisdiction, or (ii) if in the sole discretion of the Trustees of the Fund, including a majority of those Trustees who are not "interested persons" (as defined in the 1940 Act) of the Fund or of its investment adviser, such action is determined to be necessary in the best interests of the Shareholders of any Portfolio. We reserve the right to amend this Agreement at any time, and you agree that the sale of Participating Contracts and Policies, after notice of any such amendment has been sent to you, including a written notice from Investor Services stating that the amendment is necessary to prevent the continued offering or sale of Shares from violating any applicable statute or regulation, order or decree of any court, governmental agency or self-regulatory organization having jurisdiction, shall constitute your agreement to any such amendment.

     7. If we elect to provide to you for the purpose of your offering Participating Contracts and Policies copies of any Prospectus relating to the Shares and printed information supplemental thereto, we shall furnish you with such copies as you reasonably request upon the payment of reasonable charges therefor by you or one or more Participating Insurance Companies. If we elect not to provide such copies of such documents, you or one or more Participating Insurance Companies shall bear the entire cost of printing copies for your use. You shall not use such copies of such documents printed by you or one or more Participating Insurance Companies until you shall have furnished us with a copy thereof and we either have given you written approval for use or twenty days shall have elapsed following our receipt thereof and we have not objected thereto in writing.

     8. (a) You will indemnify and hold harmless Investor Services and each of its directors and officers and each person, if any, who controls Investor Services within the meaning of Section 15 of the 1933 Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any person's acquiring any Shares, which may be based upon the 1933 Act or any other statute or common law, and which (i) may be based upon any wrongful act by you, any of your employees or representatives, any affiliate of or any person acting on behalf of you, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering Shares or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to us or the Fund by you, or (iii) may be based on any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering insurance products sold by you, or any amendments or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to you or a Participating Insurance Company by or on behalf of Investor Services or the Fund; provided, however, that in no case (i) is the indemnity by you in favor of any person indemnified to be deemed to protect Investor Services or any such person against any liability to which Investor Services or any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its or his duties or by reason of its or his reckless disregard of its obligations and duties under this Agreement, or (ii) are you to be liable under your indemnity agreement contained in this paragraph with respect to any claim made against Investor Services or any person indemnified unless Investor Services or such person, as the case may be, shall have notified you in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon Investor Services or upon such person (or after Investor Services or such person shall have received notice of such service on any designated agent), but failure to notify you of any such claim shall not relieve you from any liability which you may have to Investor Services or any person against whom such action is brought otherwise than on account of your indemnity agreement contained in this paragraph. You shall be entitled to participate, at your own expense, in the defense, or, if you so elect, to assume the defense of any suit brought to enforce any such liability, but, if you elect to assume the defense, such defense shall be conducted by counsel chosen by you and satisfactory to Investor Services, or to its officers or directors, or to any controlling person or persons, defendant or defendants in the suit. In the event that you assume the defense of any such suit and retain such counsel, Investor Services or such officers or directors or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case you do not elect to assume the defense or any such suit, you shall reimburse Investor Services and such officers, directors or controlling person or persons, defendant of defendants in such suit, for the reasonable fees and expenses of any counsel retained by them. You agree promptly to notify Investor Services of the commencement of any litigation or proceedings against it in connection with the offer, issue and sale of any shares.

          (b) Investor Services will indemnify and hold harmless you and each of your directors and officers and each person, if any, who controls you within the meaning of Section 15 of the 1933 Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any person's acquiring any Shares, which may be based upon the 1933 Act or any other statute or common law, and which (i) may be based upon any wrongful act by Investor Services, any of its employees or representatives, or
               (ii) may be based upon any untrue
               statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering Shares or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading unless such statement or omission was made in reliance upon information furnished to Investor Services or the Fund by you or (iii) may be based on any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering insurance products sold by you, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to you by or on behalf of Investor Services or the Fund; provided, however, that in no case (i) is the indemnity by Investor Services in favor of any person indemnified to be deemed to protect you or any such person against any liability to which you or any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your or his duties by reason of your or his reckless disregard of your or his obligations and duties under this Agreement, or (ii) is Investor Services to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against you or any person indemnified unless you or such person, as the case may be, shall have notified Investor Services in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon you or upon such person (or after you or such person shall have received notice of such service on any designated agent), but failure to notify Investor Services of any such claim shall not relieve Investor Services from any liability to which Investor Services may have to you or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. Investor Services shall be entitled to participate, at its own expense, in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if it elects to assume the defense, such defense shall be conducted by counsel chosen by Investor Services and satisfactory to you, or to your officers or directors, or to any controlling person or persons, defendant or defendants in the suit. In the event that Investor Services assumes the defense of any such suit and retains such counsel, you or such officers or directors or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by you, but, in case Investor Services does not elect to assume the defense of any such suit, Investor Services shall reimburse you and such officers, directors or controlling person or persons, defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by you. Investor Services agrees promptly to notify you of the commencement of any litigation or proceedings against it in connection with the offer, issue and sale of any Shares.

     9. The indemnities, representations, warranties, covenants and agreements of each party to this Agreement as set forth in this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of either of such parties or any of their respective officers, directors, partners or any controlling person, and will survive delivery of and payment for the Shares.

     10. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, each party hereto waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

     11. This Agreement constitutes the entire agreement among the parties concerning the subject matter hereof, and supersedes any and all prior understandings.

     12. This Agreement shall automatically terminate in the event of its assignment. This Agreement may be terminated at any time by either party by 30 days' written notice given to the other party, except that the Agreement may be terminated by Investor Services without notice (i) if the continued offering or sale of Shares would violate any applicable statute or regulation, order or decree of any court, governmental agency or self-regulatory organization having jurisdiction, or (ii) if in the sole discretion of the Trustees of the Fund, including a majority of those Trustees who are not "interested persons" (as defined in the 1940 Act) of the Fund or of its investment adviser, such action is determined to be necessary in the best interests of the Shareholders of any Portfolio. The obligation of each party to indemnify the other party pursuant to paragraph 8 hereof shall apply with respect to any Shares sold before or after such termination. To the extent we receive payments under any provision of this Agreement pursuant to a Rule 12b-1 Plan for the Fund, both you and we understand and agree that this Agreement will be subject to the applicable approval, reporting and termination requirements as set forth in Rule 12b-1.

     13. Any notice hereunder shall be duly given if mailed or telegraphed to the other party hereto at the address specified below. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

     14. This Agreement may be executed in any number of counterparts which, taken together shall constitute one and the same instrument. This Agreement shall become effective upon receipt by us of your acceptance hereof.

     15. This Agreement may not be modified or amended except by a written instrument duly executed by the parties hereto.

                              SCUDDER INVESTOR SERVICES, INC.



                              By: ___________________________________

                                   President

                              Two International Place
                              Boston, Massachusetts  02110


                              The undersigned hereby accepts the offer set forth in the above letter.

                              [REGISTERED BROKER-DEALER]


Dated: ____________________   By:_____________________________________
                                   Authorized Representative


                              Address: